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                                                                  EXHIBIT 4.5(A)

                                [FORM OF CLASS A NOTE]


REGISTERED                                                         $___________*

No. ____


                         SEE REVERSE FOR CERTAIN DEFINITIONS

                                                               CUSIP NO.________


     [UNLESS THIS CLASS A NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS A
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) - ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [________], HAS AN INTEREST HEREIN.]

     THE PRINCIPAL OF THIS CLASS A NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

     [THIS CLASS A NOTE WAS ISSUED ON [______________], [____] . IT IS POSSIBLE THAT APPLICABLE LAW AND PROPOSED TREASURY REGULATIONS COULD BE INTERPRETED TO PROVIDE THAT ALL INTEREST PAYMENTS ON THIS CLASS A NOTE ARE TO BE TREATED AS PART OF THE STATED REDEMPTION PRICE AT MATURITY OF THIS CLASS A NOTE (I.E., PRINCIPAL) THEREBY CAUSING THIS CLASS A NOTE TO BE TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. IN SUCH CASE, THE FOLLOWING INFORMATION WOULD BE APPLICABLE, ASSUMING THAT THIS CLASS A NOTE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS BASED ON CERTAIN ASSUMPTIONS USED IN PRICING THE CLASS A NOTES: (I) THE AMOUNT


_____________________

*    Denominations of [_____] and integral multiples thereof.


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OF OID AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CLASS A NOTE
WOULD BE APPROXIMATELY ____%; AND (II) THE ANNUAL YIELD OF THIS CLASS A NOTE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY ___% PER ANNUM. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN DETERMINING THE ANNUAL YIELD FOR FEDERAL INCOME TAX PURPOSES IS ___% OF CPR.]


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                  CATERPILLAR FINANCIAL ASSET TRUST [_______]-[___]
          [[____]%] [[____]%] [[____]%] [CLASS A-l] [CLASS A-2] [CLASS A-3]
                                  ASSET BACKED NOTES


     Caterpillar Financial Asset Trust [________]-[___], a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to [_________], or registered assigns, the principal sum of [____________] DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying
(i) a fraction the numerator of which is $[INSERT INITIAL PRINCIPAL AMOUNT OF CLASS A NOTE] and the denominator of which is [$[________] [for Class A-1 Notes]] [$[_________] [for Class A-2 Notes]] [$[_________] [for Class A-3 Notes]
] by (ii) the aggregate amount, if any, payable from the Class A Note Distribution Account in respect of principal on the [Class A-1] [Class A-2] [Class A-3] Notes pursuant to SECTION 8.02(C) of the Indenture; PROVIDED, HOWEVER, entire unpaid principal amount of this Class A Note shall be due and payable on the earlier of [the [______] Distribution Date [for Class A-1]] [the [_______] Distribution Date [for Class A-2]] [and [______] Distribution for the [Class A-3]] and the Redemption Date, if any, pursuant to SECTION 10.01 of the Indenture. No payments of principal of the Class A-2 Notes shall be made until the principal of the Class A-l Notes has been paid in its entirety, and no payments of principal of the Class A-3 Notes shall be made until the principal of the Class A-1 Notes and the Class A-2 Notes has been paid in its entirety. The Issuer will pay interest on this Class A Note at the [Class A-1] [Class A-2] [Class A-3] Note Interest Rate on each Distribution Date until the principal of this Class A Note is paid or made available for payment, on the principal amount of this Class A Note outstanding on the preceding Distribution Date after giving effect to all payments of principal made on such preceding Distribution Date (or in the case of the first Distribution Date, on the initial principal amount of this Class A Note). Interest on this Class A Note will accrue for each Distribution Date from and including the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, for the initial Distribution Date from [_____________], [____] to but excluding such Distribution Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Class A Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Class A Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A Note shall be applied first to interest due and payable on this Class A Note as provided above and then to the unpaid principal of this Class A Note.

     Reference is made to the further provisions of this Class A Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A Note.


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     Unless the certificate of authentication hereon has been executed by the
Indenture Trustee whose name appears below by manual signature, this Class A Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:                                  CATERPILLAR FINANCIAL ASSET
                                         TRUST [________]-[___],

                                       By:  [_______________], not in
                                              its individual capacity but
                                              solely as Owner Trustee under
                                              the Trust Agreement,

                                       By:  _____________________________
                                            Name:
                                            Title:


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                  INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


    This is one of the Class A Notes designated above and referred to in the within-mentioned Indenture.


                                       [__________________________________],
                                          not in its individual capacity but
                                          solely as Indenture Trustee,


                                       By:____________________________________
                                          Name:
                                          Title:


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                                  [REVERSE OF NOTE]


    This Class A Note is one of the [Class A-1] [Class A-2] [Class A-3] Notes of a duly authorized issue of Class A Notes of the Issuer, designated as its [[____]%] [[____]%] [[____]%] [Class A-1] [Class A-2] [Class A-3] Asset Backed
Notes (herein called the "Class A Notes"), all issued under an Indenture dated as of [_______] 1, 199[_] (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and [_____________________], as trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class A Notes. The Notes are subject to all terms of the Indenture. All terms used in this Class A Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

    The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

    Principal of the Class A Notes will be payable on each Distribution Date in an amount described on the face hereof. "DISTRIBUTION DATE" means the [__] day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing [___________].

    As described above, the entire unpaid principal amount of this Class A Note shall be due and payable on the earlier of the [[________] Distribution Date [for Class A-1]] [the [_________] Distribution Date [for Class A-2] [the [________] Distribution Date [for Class A-3]] and the Redemption Date, if any, pursuant to SECTION 10.01 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Class A Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Class A Notes representing a majority of the Outstanding Amount of the Class A Notes have declared the Class A Notes to be immediately due and payable in the manner provided in SECTION 5.02 of the Indenture. All principal payments on the Class A Notes of a Class shall be made pro rata to the Class A Noteholders of such Class entitled thereto.

    Payments of interest on this Class A Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Class A Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Class A Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Class A Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be [_________]), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date


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without requiring that this Class A Note be submitted for notation of payment.
Any reduction in the principal amount of this Class A Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Class A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Distribution Date by notice mailed within five days of such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Class A Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

    The Issuer shall pay interest on overdue installments of interest at the [Class A-l] [Class A-2] [Class A-3] Note Interest Rate to the extent lawful.

    [As provided in the Indenture, the Class A-3 Notes may be redeemed in whole, but not in part, at the option of the Servicer, on any Distribution Date on or after the date on which the Pool Balance is less than or equal to ten percent of the Initial Pool Balance.]

    As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class A Note may be registered on the Note Register upon surrender of this Class A Note for registration of transfer at the office or agency designated by the issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require, and thereupon one or more new Class A Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

    Each Noteholder or Note Owner, by acceptance of a Class A Note or, in the case of a Note Owner, a beneficial interest in a Class A Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Class A Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the


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Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

    Each Class A Noteholder or Class A Note Owner, by acceptance of a Class A Note or, in the case of a Class A Note Owner, a beneficial interest in a Class A Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Trust or the Seller, or join in any institution against the Trust or the Seller of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Class A Notes, the Indenture or the Basic Documents.

    It is the intent of the Seller, the Class A Noteholders, the Note Owners, the Issuer, the Certificateholders and the Certificate Owners that, the Class A Notes will be classified as indebtedness of the Issuer for all United States tax purposes. The Class A Noteholders, by acceptance of a Class A Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness of the Issuer.

    Prior to the due presentment for registration of transfer of this Class A Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Class A Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Class A Notes under the Indenture at any time by the Issuer with the consent of the Holders of Class A Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Class A Notes issued thereunder.

    The term "Issuer" as used in this Class A Note includes any successor to the Issuer under the Indenture.


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    The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Class A Notes under the Indenture.

    The Class A Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

    This Class A Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

    No reference herein to the Indenture and no provision of this Class A Note or of the Indenture shall alter or impair the obligation of the issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A Note at the times, place, and rate, and in the coin or currency herein prescribed.

    Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither [__________________________] in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Class A Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Class A Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A Note.


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                                      ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee


______________________________


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
_____________________________________________
          (name and address of assignee)

the within Class A Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Class A Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated: ___________________             ______________________*
                                       Signature Guaranteed:


______________________________

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.


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